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                                                                   EXHIBIT 3.5

                              STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE

                       --------------------------------


            I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF

        DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT

        COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

           "SIMIONE CENTRAL HOLDINGS, INC.", A DELAWARE CORPORATION,

           WITH AND INTO "INFOMED HOLDINGS, INC." UNDER THE NAME OF

        "SIMIONE CENTRAL HOLDINGS, INC.", A CORPORATION ORGANIZED AND

        EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED

        AND FILED IN THIS OFFICE THE NINETEENTH DAY OF DECEMBER, A.D.

        1996, AT 2 O'CLOCK P.M.

          A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO

        THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.








                                        /s/ Edward J. Freel
                               (SEAL)   -----------------------------------
                                        Edward J. Freel, Secretary of State


                                        AUTHENTICATION: 8251017

                                                  DATE: 12-19-96
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                           CERTIFICATE OF OWNERSHIP

                                   MERGING

                        SIMIONE CENTRAL HOLDINGS, INC.

                                     INTO

                           INFOMED HOLDINGS, INC.


        Pursuant to Section 253 of the General Corporation Law of Delaware:

        Infomed Holdings, Inc., a corporation incorporated on the 28th day of October, 1992, pursuant to the provisions of the General Corporation Law of the State of Delaware;

        DOES HEREBY CERTIFY that this corporation, owns 100% of the capital stock of Simione Central Holdings, Inc., a corporation incorporated on the 13th day of December, 1996, pursuant to the provisions of the General Corporation Law of the State of Delaware, and that this corporation, by a resolution of its Board of Directors duly adopted at a meeting held on the 10th day of December, 1996, determined to merge into itself said Simione Central Holdings, Inc., which resolution is in the following words to wit:

                WHEREAS this corporation shall, upon the incorporation of Simione Central Holdings, Inc., lawfully own 100% of the outstanding stock of Simione Central Holdings, Inc., a corporation to be organized under the laws of the State of Delaware; and

                WHEREAS this corporation desires to merge into itself and Simione Central Holdings, Inc., and to be possessed of all the estate, property, rights, privileges and franchises of said corporation.

                NOW THEREFORE, BE IT RESOLVED, that this corporation shall, upon the incorporation of Simione Central Holdings, Inc., merge into itself said Simione Central Holdings, Inc. (the "Merger") and assume all of its liabilities and obligations; and

                FURTHER RESOLVED, that an authorized officer of this corporation be and he is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said Simione Central Holdings, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of Kent County; and




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                FURTHER RESOLVED, that, upon the Merger, Infomed Holdings, Inc.
         shall relinquish its corporate name and assume in place thereof the name Simione Central Holdings, Inc.; and

                FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to affect said Merger.

                IN WITNESS WHEREOF, said InfoMed Holdings, Inc. has caused its corporate seal to be affixed and this certificate to be signed by Gary
         M. Bremer, an authorized officer this 19 day of December, 1996.


                                        INFOMED HOLDINGS, INC.


                                        By:/s/ Gary M. Bremer
                                           ------------------------------------
                                           Gary M. Bremer
                                           Chairman and Chief Executive Officer